Exhibit 99.1

Cornerstone Bancshares, Inc. Announces Cash Dividend

          HIXSON, Tenn., Feb. 28 /PRNewswire-FirstCall/ -- Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:

          Cornerstone Bancshares, Inc. Board of Directors announced the record date and payment date of Cornerstone’s quarterly dividend.  The dividend $.05 a share will be issued to shareholders of record as of March 16, 2007, and will be paid April 9, 2007.

          Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 5 branches and one loan production office and $375 million in assets specializing in business financial services.

SOURCE  Cornerstone Bancshares, Inc.
          -0-                                                            02/28/2007
          /CONTACT:  Frank Hughes, President & COO of Cornerstone Community Bank, +1-423-385-3009, fax, +1-423-385-3100, fhughes@cscb-chatt.com/
          /Web site:  http://www.cscbank.com/
          (CSBQ)

CO:  Cornerstone Bancshares, Inc.
ST:  Tennessee
IN:  FIN OTC
SU:  DIV